UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2004

ACCENTURE LTD

(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16565 (Commission File Number)	98-0341111 (I.R.S. Employer Identification No.)

Canon’s Court
22 Victoria Street
Hamilton HM12, Bermuda
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 296-8262

Not Applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure

On July 13, 2004, Accenture announced that Harry L. You, chief financial officer of the company, resigned, effective July 12, 2004.

Michael G. McGrath will succeed Mr. You as chief financial officer of the company. Mr. McGrath has been Accenture’s Chief Risk Officer since March 2002. He was the company’s Capital Risk Officer from November 2001 to March 2002 and the company’s Treasurer from June 2001 to November 2001. From September 1997 to June 2001, Mr. McGrath was the company’s Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 13, 2004	ACCENTURE LTD
	By:	/s/ Douglas G. Scrivner
		Name:	Douglas G. Scrivner
		Title:	General Counsel and Secretary